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                                                                 EXHIBIT 24(a)


                                POWER OF ATTORNEY

                Members of the Committee on Employee Benefits of
                           the BDM 401(k) Savings Plan


        THE UNDERSIGNED members of the Committee on Employee Benefits of the BDM 401(k) Savings Plan (the "Plan") hereby appoint D. B. Goldston, W. B. Lawrence,
D. F. Menz, K. A. Weigand and J. L. Manning, Jr., and each of them, as attorneys for the Plan and for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the Plan and the undersigned, to prepare or cause to be prepared, to execute and file with the Securities and Exchange Commission, Washington, D. C. (the "Commission") (i) an annual report on Form 11-K for the fiscal year ended December 31, 1997, or information in lieu thereof, and any transition reports under the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) a registration statement or statements on Form S-8 or any other appropriate form or forms pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering participations in the Plan, and, if appropriate, shares of Common Stock of TRW Inc. to be acquired, issued, contributed or sold in connection with the Plan; and (iii) any and all amendments, including post-effective amendments, and exhibits to such annual report and registration statements, and any and all applications or other documents to be filed with the Commission or elsewhere pertaining to the securities to which such registration statement(s) relate(s), with full power and authority to take or cause to be taken all other actions deemed necessary or appropriate to effect the filing of the annual report, or information in lieu thereof, under the Exchange Act or the registration under the Act of the participations in and, if appropriate, the shares of Common Stock of TRW Inc. offered or to be offered pursuant to the Plan.

         EXECUTED on the dates set forth below.


    /s/ Ann Killian                                       /s/ Kathy Lazar
------------------------                              ------------------------
       ANN KILLIAN                                           KATHY LAZAR
      Committee on                                          Committee on
    Employee Benefits                                     Employee Benefits
     March 19, 1998                                        March 19, 1998


                               /s/ Donna Kasle
                           ------------------------
                                 DONNA KASLE
                                 Committee on
                               Employee Benefits
                                 March 19, 1998